SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

            ______________________________________________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
            ______________________________________________________

Date of Report (Date of earliest event reported): January 30, 1998 Commission File Number 0-8640


                       SYNCOR INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

                  Delaware                                    85-0229124
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification No.)

6464 Canoga Avenue, Woodland Hills, California               91367-2407
   (Address of principal executive offices)                  (Zip Code)

                                  (818) 737-4000
               (Registrant's telephone number, including area code)

Item 5.    Other Events.

           Syncor International Corporation ("Syncor") recently completed the acquisition of two separate medical imaging businesses.

           (1)    National Diagnostic Services, Inc.
                  _________________________________

           On January 31, 1998, Syncor Acquisition (NDS) Corp., a Delaware corporation ("NDS Acquisition Corp.") and a wholly-owned subsidiary of Syncor, acquired the medical imaging business (the "NDS Business") of National Diagnostic Services, Inc. ("NDS") and its affiliate, James Francis Mitchell & Co., Inc. ("JFM"). The acquisition was effected pursuant to: (1) an Asset Purchase Agreement, dated January 21, 1998, among NDS Acquisition Corp., Syncor, NDS, JFM and James Mitchell (collectively, the "Parties"), by which NDS Acquisition Corp. acquired the medical imaging assets of NDS, and (2) an Agreement and Plan of Merger, dated January 21, 1998, among the Parties, by which JFM merged with and into NDS Acquisition Corp. As a result of the acquisition, Syncor acquired four medical imaging centers.

           Syncor acquired the NDS Business for a purchase price of $12,000,000, which was or will be paid to NDS, the stockholders of JFM, or James Mitchell as follows: (1) $2,050,000 in cash will be paid to NDS; (2) a $950,000 promissory note was made by Syncor payable to James Mitchell in exchange for his executing a non-competition agreement; (3) Acquisition Corp. assumed a $4,000,000 promissory note originally payable by JFM; and (4)
Syncor will issue up to 327,869 shares of Syncor common stock (the "Stock Consideration") with an aggregate fair market value equal to $5,000,000 (based on the closing price of $15.25 per share of Syncor common stock as traded in NASDAQ on December 19, 1997, the date on which Syncor's Board of Directors approved the letter of intent setting forth the terms and conditions for the acquisition). The Stock Consideration may be reduced depending on the results of the post-closing financial audit of NDS' and JFM's books and records.

           The purchase price was based on a discounted cash flow analysis of NDS' and JFM's medical imaging business.

           NDS, whose president is James Mitchell, is Syncor's joint venture partner in Syncor Diagnostics, LLC, which was formed in February 1997 to open and operate "open" MRI centers. Mr. Mitchell also serves as one of the managers of Syncor Diagnostics, LLC.

           (2)    TME, Inc.
                  ________

           On January 30, 1998, Syncor Acquisition (TME) Corp., a Delaware corporation ("TME Acquisition Corp.") and a wholly-owned subsidiary of Syncor, was merged with and into TME, Inc., a Delaware corporation ("TME"), with TME as the surviving corporation. The merger was effected pursuant to an Agreement and Plan of Merger, dated January 28, 1998, among TME Acquisition Corp., Syncor and TME. TME, based in Houston, Texas, owns, operates and/or manages free-standing medical imaging centers through joint ventures and partnerships. TME has 21 facilities in its network, with five additional facilities in development. As consideration for acquiring the TME business, Syncor will pay $14.5 million in cash to TME's stockholders.

           The purchase price was based on a discounted cash flow analysis of TME's medical imaging business. Syncor will use its revolving acquisition loan facility with The First National Bank of Chicago and Mellon Bank to pay the purchase price.



                             SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             SYNCOR INTERNATIONAL CORPORATION


                                         /Haig S. Bagerdjian/
                             By: ______________________________
                                    Haig S. Bagerdjian
                                    Senior Vice President, Business Development,
                                    Secretary and General Counsel


                             Date: 2/16/98